UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

Effective March 6, 2008, the Company and Rene Rousselet (“Executive”) entered into an Employment Agreement pursuant to which Executive was employed to continue as the Company’s Corporate Controller and Principal Accounting Officer.  The employment is on an “at will basis.”  Effective February 1, 2009, Executive will receive a salary of $14, 583 per month subject to increases and a bonus as determined by the Board of Directors, in its sole discretion.  Executive was granted options to purchase 560,000 shares of the Common Stock of the Company at $0.03 per share vesting monthly over 36 months commencing February 1, 2009.  If Executive’s employment is terminated without cause, Executive will receive his salary and vesting of options for an additional period of three months from the date of termination.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

10.1         Employment Agreement dates as of February 1, 2009 between Executive and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	March 11, 2009	By:	/s/DIMITRI VILLARD
		Name:	Dimitri Villard
		Title:	Chief Executive Officer